Exhibit 10.70

Rockwell Medical, Inc.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [ ] by and Rockwell Medical, Inc., a Michigan corporation (the “Company”), and [ ] (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is [currently/about to become] a director and/or officer of the Company;

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection against these risks;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract highly competent persons as directors and officers is in the best interests of the Company and that the Company should therefore seek to assure such persons that indemnification is and will be available;

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s [continued] service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance Expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.     Services to the Company.     Indemnitee agrees to serve, or to continue to serve, as a director or officer of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of an Other Enterprise for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the Company or any Other Enterprise and Indemnitee.  If Indemnitee is an employee of the Company, Indemnitee specifically acknowledges that Indemnitee’s employment with the Company or an Other Enterprise, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company or any Other Enterprise.  If indemnitee is a director, Indemnitee specifically acknowledges that the Indemnitee’s service as a director to the Company or any Other Enterprise is subject to termination as provided in the Company’s Articles of Incorporation, Bylaws and the Business Corporation Act of the state of Michigan (“MBCA”).

2.     Indemnification.

(a)   Mandatory Indemnification.    Except as limited by Section 9, the Company shall indemnify Indemnitee from and against all Expenses and Liabilities with respect to Proceedings to which Indemnitee may be subject by reason of Indemnitee’s Official Capacity to the fullest extent authorized or permitted by the MBCA and applicable law, as currently in effect (subject to Section 4).  Indemnitee shall be conclusively presumed to be entitled to indemnification pursuant to this Agreement unless a final and nonappealable determination has been made by a court of competent jurisdiction that Indemnitee is not entitled to indemnification.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption or be used as evidence that Indemnitee did not meet any particular standard of conduct or that a court has determined that indemnification is not permitted hereunder or by applicable law.

(b)   Mandatory Payment of Expenses.  Notwithstanding any other provision in this Agreement to the contrary, to the extent that Indemnitee is the subject of a Proceeding by reason of or in any way related to Indemnitee’s Official Capacity and has been successful in the defense of (i) the entire Proceeding, or (ii) one or more claims brought as part of the Proceeding, Indemnitee shall be indemnified by the Company against all Expenses incurred by Indemnitee with respect to the Proceeding or the particular claims, as the case may be.

(c)   Acknowledgement.  The Company and Indemnitee acknowledge that in certain instances, state or federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee with respect to a Proceeding or one or more claims in a Proceeding under this Agreement or otherwise, including the circumstances described in Section 9. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

3.     Expenses; Indemnification Procedure.

(a)   Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding, and in connection with any Proceeding to enforce Indemnitee’s rights under this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a final nonappealable adjudication of a court or administrative agency having jurisdiction in the matter that Indemnitee is not entitled to be indemnified by the Company with respect to all or a portion of the advanced Expenses. Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  This Section 3(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9 or to any Proceeding for which the Company has assumed the defense thereof in accordance with the terms of this Agreement.

(b)   Notice by Indemnitee. Indemnitee shall notify the Company in writing in accordance with the provisions of Section 16 hereof of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  Except to the extent such failure to provide notice or delay in providing notice materially prejudices the Company, the failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(c)   Procedure. Any indemnification and advances provided for in Section 2 and this Section 3 shall be made no later than thirty (30) days after the Company’s receipt of the written request of Indemnitee and reasonable documentation of any Expense or Liability for which indemnity is sought. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter commence a Proceeding to recover the unpaid amount of the claim pursuant to Section 6. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met any applicable standard of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

(d)   Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(e)   Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding; with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of counsel reasonably acceptable to Indemnitee, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company.

(f)   Settlement.  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or Permitted Action affected without the Company’s prior written consent, which consent shall be determined by majority vote of the Company’s directors, excluding Indemnitee. The Company shall not settle any action or claim in any manner which would impose any Expense or Liability on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

4.     Additional Indemnification Rights; Nonexclusivity; Contribution.

(a)   Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Michigan corporation to indemnify a member of its board of directors, an officer or an employee, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Michigan corporation to indemnify a member of its board of directors, an officer or an employee, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)   Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the MBCA, or otherwise, both as to action in Indemnitee’s Official Capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any Proceeding.

(c)   Contribution. (i)     Whether or not the indemnification provided in this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(ii)     The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee, who may be jointly liable with Indemnitee.

(iii)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (A) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (B) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses and Liabilities actually incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding but not the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

6.     Enforcement of this Agreement by Indemnitee. To the fullest extent permitted by law, Indemnitee shall have the right to institute a Proceeding to enforce and/or recover damages for breach of the rights of indemnification and advancement of Expenses provided in this Agreement, the Company’s Articles of Incorporation and Bylaws, and applicable law and such Proceeding.  The burden of proving that indemnification or advancement of Expenses are not appropriate shall be on the Company.  Neither the failure of the Company to make a determination of the appropriateness of indemnification nor a determination by the Company that indemnification is not appropriate shall be a defense to the action.  The Indemnitee’s Expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of Expenses, in whole or in part, in any such Proceeding shall also be paid by the Company, subject to Section 9.

7.     Officer and Director Liability Insurance. As long as Indemnitee serves in an Official Capacity and thereafter for so long as Indemnitee shall be subject to any possible Proceeding related to Indemnitee’s Official Capacity, the Company shall, at its sole expense, obtain and maintain a policy or policies of insurance with reputable insurance companies providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policy of director and officer liability insurance. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to obtain or maintain insurance that is substantially comparable to the current policy if such insurance is not available or, in the reasonable good faith judgment of two-thirds of the members of the Board, after consultation with independent legal counsel or other advisors experience in the subject matter, the premium cost for such insurance is substantially disproportionate to the benefits of the coverage provided, or if Indemnitee is covered by similar insurance maintained by any Other Enterprise.

8.     Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify

Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to:

(a)   Claims Initiated by Indemnitee. Indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Permitted Actions (unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Permitted Action was not made in good faith or was frivolous); or

(b)   Duplicate Payments. Indemnify or advance Expenses to Indemnitee which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance or by any other party pursuant to any other obligation to indemnify Indemnitee or otherwise; or

(d)   Claims Under Section 16(b). Indemnify or advance Expenses to Indemnitee for Proceedings arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(e)   Impermissible Indemnification.  Indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; or

(f)   Recoupment or Clawback.  Indemnify or advance Expenses or amounts owed by Indemnitee to the Company pursuant to any obligation of Indemnitee to reimburse the Company in connection with any clawback or recoupment policy maintained by the Company or recoupment or clawback obligation imposed by applicable law; or

(g)   Liability to Company.  Indemnify Indemnitee if Indemnitee shall have been finally adjudged to be liable to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and Liabilities which such court shall deem proper.

10.   Reliance; Non-Attribution.

(a)   For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or the Board.  The provisions of this Section 10(a) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met any applicable standard of conduct.

(b)   The knowledge, actions or inactions of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification or advancement of Expenses under this Agreement.

11.     Intentions.  The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any Proceeding commenced relating to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

12.   Definitions and Construction.

(a)   For purposes of this Agreement, the following definitions shall apply to the referenced words or terms:

(i)      “Company” shall mean Rockwell Medical, Inc. and shall also include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with Rockwell Medical, Inc. which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(ii)     “Expenses” shall mean all direct and indirect costs (including attorneys’ fees, related disbursements, court costs, transcript costs, expert witness and advisory fees and disbursements, and other out of pocket costs customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding) actually and reasonably incurred or to be incurred in connection with (A) the investigation, defense or appeal of a Proceeding, including related bonds, (B) serving as an actual or prospective witness in any matter arising out of or related to Indemnitee’s Official Capacity, (C) any interviews or depositions with respect to any matter arising out of or related to Indemnitee’s Official Capacity, and (D) any Permitted Action brought against the Company by Indemnitee directly, or by means of impleader, cross complaint, counterclaim or other Proceeding, but does not include Liabilities.

(iii)    “Liabilities” shall include judgments, penalties, fines (include any excise taxes assessed on Indemnitee with respect to an employee benefit plan), damages of any kind, excise taxes and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by Indemnitee in connection with a Proceeding.

(iv)    “Official Capacity” shall mean Indemnitee’s service as a director, officer, employee or agent of the Company, or service at the request of the Company with any Other Enterprise, including service as a director, officer, employee, manager, trustee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(v)     “Other Enterprise” shall mean another corporation, partnership, limited liability company, joint venture, trust or other enterprise or employee benefit plans controlled by the Company with respect to which Indemnitee was serving at the Company’s request as a director, officer, employee, agent or fiduciary;

(vi)    “Permitted Action” shall mean (i) any Proceeding against the Company brought by Indemnitee, alone or with others, in connection with, or related to, the defense by Indemnitee of any Proceeding brought against Indemnitee by a third party, the Company, or any Other Enterprise (or brought on behalf of the Company, including by means of a derivative action), whether by a separately initiated Proceeding, or impleader, cross-claim, counterclaim, or otherwise; (ii) a Proceeding brought by Indemnitee to establish or enforce a right of indemnity under this Agreement, an applicable director and officer liability insurance policy, the Company’s Articles of Incorporation or Bylaws, or any other agreement or law pertaining to indemnification of Indemnitee; (iii) a Proceeding against the Company or any Other Enterprise brought by Indemnitee which is approved in advance by a majority of the Company’s independent directors, excluding Indemnitee; and (iv) a Proceeding brought by Indemnitee which is required under any law; provided that with respect to (i) through (iv) above, any of the identified actions shall be considered a Permitted Action regardless of whether Indemnitee is ultimately determined to be entitled to the relief sought.

(vii)    “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, interview, administrative hearing or any other actual, threatened or completed proceeding, and whether of a civil, criminal, administrative, legislative, or investigative nature, formal or informal, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was acting in his or her Official Capacity, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

(b)   Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14.   Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that, for purposes of this Section 14, a sale of the Company’s concentrate business shall not be considered a sale of all or substantially all of the business or assets of the Company.

15.   Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

16.   Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked, or (iii) mailed by reputable overnight courier and receipted for by the party addressee, on the date of such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17.   Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of Michigan (or, if the courts of the State of Michigan do not have jurisdiction, the U.S. District Court for the Eastern District of Michigan) (a “Michigan Court”) and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of a Michigan Court for purposes of any Proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Michigan, [AGENT FOR SERVICE OF PROCESS], [ADDRESS], [CITY], Michigan [ZIP CODE] as its agent in the State of Michigan for acceptance of legal process in connection with any such Proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Michigan and (d) waive, and agree not to plead or make, any claim that a Michigan Court lacks venue or that any such Proceeding brought in a Michigan Court has been brought in an improper or inconvenient forum.

18.   Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Michigan, without regard to the conflict of law principles thereof.

19.   Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company or any Other Enterprise and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto) and (ii) throughout the pendency of any Permitted Action, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding or Permitted Action.

20.   Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that maybe necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

21.   Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

ROCKWELL MEDICAL, INC.	INDEMNITEE

By:
Name:	Name:
Title:

Address:	Address:
30142 Wixom Road
Wixom, MI 48393
Attention: Thomas E. Klema